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                                                                    EXHIBIT 16.1

                    LETTER ON CHANGE IN CERTIFYING ACCOUNTANT

                              David E. Coffey, CPA
                           3651 Lindell Road, Suite H
                             Las Vegas, Nevada 89103
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August 24, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

        I am the former certified public accountant for Bargain Brokers, Inc. (now known as Global Network, Inc. and hereinafter referred to as "the Company"). I have reviewed and agree with the following statements made by the Company in its Registration Statement on Form 10-SB with respect to its change in accountants:

        Reports issued by Mr. Coffey on the Company's financial statements did not contain any adverse opinion or disclaimer of opinion and were not qualified as to audit scope or accounting principles, nor were there any material disagreements with Mr. Coffey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                                                  Very Truly Yours,

                                                  /s/ David E. Coffey, CPA

                                                  David E. Coffey, CPA